                                                                    EXHIBIT 99.5

                       Savannah Foods & Industries, Inc.
                          Consolidated Balance Sheets
             (In thousands except for shares and per share amounts)
                                  (Unaudited)

                                                             June 29,        September 29,
                                                               1997             1996
                                                           ------------      ------------
Assets

Current assets:
  Cash and cash equivalents                                $     11,249      $     15,300
  Accounts receivable                                            70,580            76,109
  Inventories (net of LIFO reserve of $7,970 in fiscal
    1997 and $8,018 in fiscal 1996) (Note 2)                    141,386            83,929
  Other current assets                                            6,716             5,214
                                                           ------------      ------------
      Total current assets                                      229,931           180,552
Property, plant and equipment (net of accumulated
  depreciation of $231,333 in fiscal 1997 and
  $220,183 in fiscal 1996)                                      175,927           186,546
Other assets                                                     29,234            31,163
                                                           ------------      ------------
                                                           $    435,092      $    398,261
                                                           ============      ============

Liabilities and Stockholders' Equity

Current liabilities:
  Short-term borrowings                                    $      3,800      $      7,500
  Current portion of long-term debt                               8,253             2,170
  Trade accounts payable                                         88,463            52,701
  Accrued expenses related to beet operations                     9,730                 -
  Other liabilities and accrued expenses                         23,898            23,575
                                                           ------------      ------------
    Total current liabilities                                   134,144            85,946
                                                           ------------      ------------
Long-term debt (Note 3)                                          26,230            59,754
                                                           ------------      ------------
Deferred employee benefits                                       73,785            78,834
                                                           ------------      ------------
Stockholders' equity:
  Common stock $.25 par value; $.55 stated value;
   64,000,000 shares authorized; 31,306,800 shares issued        17,365            17,365
  Capital in excess of stated value                              39,108            31,764
  Retained earnings                                             220,231           193,524
  Treasury stock, at cost (2,568,604 shares)                    (15,849)          (15,849)
  Minimum pension liability adjustment                          (14,038)          (14,038)
  Stock held by benefit trust, at market (2,500,000 shares)     (42,344)          (35,000)
  Other                                                          (3,540)           (4,039)
                                                           ------------      ------------
      Total stockholders' equity                                200,933           173,727
                                                           ------------      ------------
                                                           $    435,092      $    398,261
                                                           ============      ============

  (The accompanying notes are an integral part of the consolidated financial statements.)

                       Savannah Foods & Industries, Inc.
                     Consolidated Statements of Operations
             (In thousands except for shares and per share amounts)
                                  (Unaudited)

                                                                                      For the
                                               For the Quarter Ended            Three Quarters Ended
                                            ----------------------------    ----------------------------
                                               June 29,       June 30,        June 29,        June 30,
                                                 1997           1996            1997            1996
                                            ------------    ------------    ------------    ------------
Net sales                                   $    303,546    $    287,462    $    883,156    $    842,675
                                            ------------    ------------    ------------    ------------
Operating expenses:
  Cost of sales and operating expenses           263,100         256,336         768,703         760,957
  Selling, general and
    administrative expenses                       15,102          13,475          44,241          41,026
  Depreciation and amortization                    5,663           6,745          17,769          21,074
                                            ------------    ------------    ------------    ------------
                                                 283,865         276,556         830,713         823,057
                                            ------------    ------------    ------------    ------------
Income from operations                            19,681          10,906          52,443          19,618
                                            ------------    ------------    ------------    ------------
Other income and (expenses):
  Interest and other investment income               339             163             661             575
  Interest expense                                (1,530)         (3,013)         (5,412)         (9,678)
  Other income (expense)                             (94)           (481)           (301)           (632)
                                            ------------    ------------    ------------    ------------
                                                  (1,285)         (3,331)         (5,052)         (9,735)
                                            ------------    ------------    ------------    ------------
Income before income taxes and
  extraordinary item                              18,396           7,575          47,391           9,883
Provision for income taxes                        (6,994)         (2,849)        (18,012)         (3,657)
                                            ------------    ------------    ------------    ------------
Income before extraordinary item                  11,402           4,726          29,379           6,226
Extraordinary item, net of tax (Note 3)             (376)           (698)           (376)           (698)
                                            ------------    ------------    ------------    ------------
Net income                                  $     11,026    $      4,028    $     29,003    $      5,528
                                            ============    ============    ============    ============
Per share:

  Income before extraordinary item          $       0.43    $       0.18    $       1.12    $       0.24
  Extraordinary item (Note 3)                      (0.01)          (0.03)          (0.01)          (0.03)
                                            ------------    ------------    ------------    ------------
  Net income                                $       0.42    $       0.15    $       1.11    $       0.21
                                            ============    ============    ============    ============
  Dividends                                 $     0.0375    $     0.0250    $     0.0875    $     0.0750
                                            ============    ============    ============    ============
Weighted average shares outstanding           26,238,196      26,238,196      26,238,196      26,238,196
                                            ============    ============    ============    ============

  (The accompanying notes are an integral part of the consolidated financial statements.)


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



                       Savannah Foods & Industries, Inc.
                     Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                        For the Three Quarters Ended
                                                       ------------------------------
                                                         June 29,           June 30,
                                                           1997               1996
                                                       -----------        -----------
                                                         (In thousands of dollars)
Cash flows from operations:
  Net income                                           $    29,003        $     5,528
  Adjustments to reconcile net income to
    net cash provided by operations -
      Depreciation and amortization                         17,769             21,074
      Extraordinary item, net of tax, related to
        financing activities                                   376                698
      Net loss on disposal of assets                           186              1,871
      Decreases (increases) in working capital -
        Accounts receivable                                  5,529             (7,406)
        Inventories                                        (57,457)           (40,850)
        Other current assets                                (1,502)             5,652
        Trade accounts payable                              35,762              9,983
        Accrued expenses related to beet operations          9,730             15,815
        Other liabilities and accrued expenses                 323             (3,806)
      (Decrease) increase in deferred employee benefits     (5,049)               473
      Other                                                  1,343                200
                                                       -----------        -----------
Cash provided by (used for) operations                      36,013              9,232
                                                       -----------        -----------
Cash flows from investing activities:
  Additions to property, plant and equipment                (6,432)            (5,412)
  Proceeds from sale of property, plant and
    equipment                                                  812              2,458
  Sale of investments                                            -             13,869
  Liquidation of business                                        -             12,500
  Use of escrowed industrial revenue bond funds
    for additions to property, plant and equipment               -              2,862
  Other                                                          -               (381)
                                                       -----------        -----------
Cash (used for) provided by investing activities            (5,620)            25,896
                                                       -----------        -----------
Cash flows from financing activities:
  (Decrease) increase in short-term borrowings              (3,700)              (951)
  Payments of long-term debt                               (27,441)           (22,907)
  Debt prepayment charge, net of tax                          (376)              (698)
  Dividends paid                                            (2,296)            (1,968)
  Other                                                       (631)              (412)
                                                       -----------        -----------
Cash (used for) provided by financing activities           (34,444)           (26,936)
                                                       -----------        -----------
Cash flows for period                                       (4,051)             8,192
Cash and cash equivalents, beginning of period              15,300             11,574
                                                       -----------        -----------
Cash and cash equivalents, end of period               $    11,249        $    19,766
                                                       ===========        ===========

  (The accompanying notes are an integral part of the consolidated financial statements.


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





                       Savannah Foods & Industries, Inc.
                   Notes to Consolidated Financial Statements
                                  (Unaudited)

(1) The information furnished reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of Management, necessary for a fair statement of the results for the interim periods. These consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's latest Annual Report on Form 10-K. Certain prior year amounts have been reclassified to conform to the current year presentation.

(2)  A summary of inventories by class is as follows:




                                                June 29,            September 29,
                                                  1997                  1996
                                               ---------            -------------
                                                  (In thousands of dollars)
Raw materials and work-in-process              $ 52,033                 $17,693
Packaging materials, parts and supplies          16,198                  20,713
Finished goods                                   73,155                  36,049
Payments related to future inventory
  purchases                                           -                   9,474
                                               --------                 -------
                                               $141,386                 $83,929
                                               ========                 =======


(3) The Company elected to prepay the remaining $25 million of its Senior Notes in May 1997. The Company incurred $376,000 (net of $236,000 income tax benefits), or $.01 per share, of related prepayment penalties which are reflected as an extraordinary item in the Consolidated Statement of Operations.

(4)  Futures Transactions and Interest Rate Swaps:

     The Company uses futures contracts to manage its inventory and fuel positions, both to set pricing on purchases and to reduce the Company's
     exposure to price fluctuations.   It also uses interest rate hedges to fix
     interest rates on current and anticipated borrowings to reduce exposure to interest rate fluctuations. Under existing accounting literature, these activities are accounted for as hedging activities.

     To qualify as a hedge the item to be hedged must expose the Company to inventory pricing or interest rate risk and the related contract must reduce that exposure and be designated by the Company as a hedge. To hedge expected transactions, the significant characteristics and expected terms of such transactions must be identified and it must be probable that the transaction will occur.


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
     Gains and losses on futures contracts, including gains and losses upon termination of the contract, are matched to inventory purchases and are included in the carrying value of inventory and charged or credited to cost of sales as such inventory is sold or used in production.

     The net cash paid or received on interest rate hedges is included in interest expense. Gains or losses on the termination of hedges are deferred and recognized in interest over the period covered by the interest rate hedge.

     If derivative transactions do not meet the criteria for hedges, the Company recognizes unrealized gains or losses as they occur. If a hedged transaction no longer exists or a hedged anticipated transaction is deemed no longer probable to occur, cumulative gains and losses on the hedge are recognized immediately in income and subsequent changes in fair market value of the derivative transaction are recognized in the period the change occurs.

(5)  Commitments and Contingencies:

     The Company has contracted for the purchase of a substantial portion of its future raw sugar requirements. Prices to be paid for raw sugar under these contracts are based in some cases on market prices during the anticipated delivery month. In other cases prices are fixed and, in these instances, the Company generally obtains commitments from its customers to buy the sugar prior to fixing the price, or enters into futures transactions to hedge the commitment.

     The Company uses interest rate swap agreements to manage its interest rate exposure. The Company is exposed to loss in the event of non-performance by the other party to these swaps. However, the Company does not anticipate non-performance by the counter-parties to the transactions.

     On April 14, 1997, the Company received a ruling favorable in all material respects on its protest against a claim of approximately $2,500,000 by the United States Customs Service (Customs). Customs had alleged that drawback claims prepared by the Company for certain export shipments were deficient and that the Company may have to repay such claims. The Company is currently preparing specific documentation requested by Customs in order to enable the agency to process and finalize the drawback claims in accordance with the favorable ruling. The pending resolution of this matter is not expected to have a material effect on the Company's cash flows, financial position or results of operations.


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